                                                                    Exhibit 10.4


                                      NOTE



                                                   Date of Note:  April 16, 1997


Amount of Note:  $1,600,000

Borrower:   Robert V. Nagelhout


Interest Rate: the prime commercial lending rate as announced from time to time by The Chase Manhattan Bank at its principal office in New York City (any change in said rate shall effect an adjustment of interest payable hereunder as of the day of such change) to be computed on an actual/360-day basis (i.e., interest for each day during which any of the Principal Amount is outstanding shall be computed at the Interest Rate divided by 360).


            1. Borrower's Promise to Pay. In return for a loan (the "Loan") that I have received, I promise to pay, in one lump sum payment on the maturity date (defined below), U.S. $1,600,000 (this amount is called "principal"), plus interest, to the order of the Lender. The "Lender" is THE CHASE MANHATTAN BANK. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this
Note is called the "Note Holder".

            2. Interest. Interest will be charged on principal until the full amount of principal has been paid. I will pay interest at a yearly rate as described above.

            The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(b) of this Note.

            3. Payments.

            Time and Place of Payments. I will pay interest by making payments every month.

            I will make my monthly payments of interest only on the last day of each month beginning on April 30,1997. I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. My monthly payments will be applied to interest before principal. I will pay all of the unpaid principal of the Loan along with any accrued and unpaid interest related thereto on April 16, 1999 (the "maturity date").

            4. Borrowers Right to Prepay. I have the right to make payments of principal at any time before they are due. A payment of principal only is known as "prepayment". When I make a prepayment, I will tell the Note Holder in writing that I am doing so.

            I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date of my monthly payment unless the Note Holder agrees in writing to those changes. Any amounts of the Loan prepaid may not be reborrowed.

            5. Loan Charges. If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

            6. Borrower's Failure to Pay as Required.

            (a) Late Charge for Overdue Payments. Any amount of principal or interest which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal or interest amount is paid in full, payable on demand, at the prime commercial lending rate specified above.

            (b) Default. If I do not pay the full amount of each monthly payment on the date it is due, I will be in default.

            (c) Notice of Default. If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all the interest that I owe on that amount. That date must be at least fifteen (15) days after the date on which the notice is delivered or mailed to me.

            (d) No Waiver By Note Holder. Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

            (e) Payment of Note Holder's Costs and Expenses. If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

            7. Giving of Notices. Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at my address noted below or at a different address if I give the Note Holder a notice of my different address.

            Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at: The Chase Manhattan Bank, 1411 Broadway, Fifth Floor, New York, New York 10018 Attention:
Randy Berini, or at a different address if I am given a notice of that different address.

            8. Waivers. I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

            9. Uniform Secured Note. This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, the guaranty from Health Management Systems, Inc. ("HMS") to the Lender dated the date hereof (the "Guaranty"), protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note.

            10. Events of Default. Notwithstanding anything to the contrary provided herein, the occurrence of any one or more of the following shall be an "Event of Default" hereunder and upon the occurrence of an Event of Default, any and all principal and interest due hereunder shall be immediately due and payable:

            (a) if I shall fail to pay any obligations owing under this Note when due and payable;

            (b) if I cease to be actively involved in the daily operations of HMS or any of its subsidiaries;

            (c) if the Credit Agreement and Guaranty dated as of July 15, 1996 among HMS, the Guarantors named therein and Lender ceases to be in full force and effect or the Commitment (as defined therein) has been cancelled thereunder or there has been an acceleration of payments due thereunder;

            (d) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of HMS; or, during any period of 12 consecutive calendar months, individuals who were directors of HMS on the first day of such period shall cease to constitute a majority of the board of directors of HMS;

            (e) if I shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, or if, by decree of a court of competent jurisdiction, I shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing my inability to pay my debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of my property;

            (f) if any of my creditors shall file a petition in bankruptcy against me or for my reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed;

            (g) if I shall fail to observe or perform any covenant, condition or agreement in this Note or in any other document that I shall have executed or delivered in connection with the Loan;

            (h) if any representation or warranty made by HMS in the Guaranty shall prove to have been incorrect in any material respect on or as of the date made;

            (i) if HMS shall fail to perform or observe any term, covenant, or agreement contained in the Guaranty on its part to be performed or observed; or

            (j) if the Guaranty shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by HMS, or HMS shall deny it has any further liability or obligation under the Guaranty, or HMS shall fail to perform any of its obligations under the Guaranty.

            IN WITNESS WHEREOF, I have executed and delivered this Note on the day and year written.


                                    ------------------------
                                    ROBERT V. NAGELHOUT

                                    Address:  _________________________________
                                              _________________________________
                                              _________________________________


Sworn to before me this
16th day of April, 1997


-----------------------
Notary Public

My commission expires:

-----------------------